Exhibit 10.54

REPAYMENT AGREEMENT

This Repayment Agreement (the “Agreement”) is being entered into by and between Banzai International, Inc., a Delaware corporation (“Company”), and Houlihan Capital, LLC (“Payee”), as of June 5, 2025 (the “Effective Date”). The Company and Payee are each a “Party” and collectively the “Parties” hereto.

WHEREAS, Payee, previously provided various services to 7GC & Co, Holdings Inc. (predecessor to the Company) (the “Services”); and

WHEREAS, the Company acknowledges and agrees that it has incurred outstanding fees for such Services in an amount equal to One Hundred Seven Thousand Five Hundred and no/100 Dollars ($107,500.00) (the “Unpaid Fee Amount”) and desires to satisfy all unpaid accounts receivable owing from the Company to the Payee for the Services through payment of the Unpaid Fee Amount in accordance with the terms of this Agreement.

NOW THEREFORE, for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged by both Parties, the Parties agree as follows:

1. The Parties hereby agree that Company shall satisfy the Unpaid Fee Amount by (a) making periodic payments to Payee pursuant to Schedule A attached hereto in the amount of $64,500 and (b) by issuing to Payee, on or before 60 days following the Effective Date, unrestricted, freely-trading, shares of Class A Common Stock, par value $0.0001 of the Company, having a market value as of the date of issuance equal to $43,000 (the “Payment Shares”). The Company shall credit such aggregate number of shares of Common Stock to which the Payee shall be entitled (the “Payment Shares”) to the Payee’s Broker’s balance account with the Depository Trust Company’s Fast Automated Securities Transfer Program through its Deposit Withdrawal Agent Commission system. The Company will pay any and all legal, deposit and transfer agent fees that may be incurred or charged in connection with the issuance of the Payment Shares. In the event that payments are not made in accordance with Schedule A, Payee retains the right to seek to collect the entire Unpaid Fee Amount.

2. As of the Effective Date Payee agrees that, in exchange for the foregoing, no interest, late fees or penalties of any kind shall accrue on the Unpaid Fee Amount through the date on which the Unpaid Fee Amount is fully satisfied; provided that the payments are made by the Company in accordance with Schedule A. In the event that payments are not made in accordance with Schedule A, Payee retains the right to seek to collect the entire Unpaid Fee Amount.

3. Conditions to Share Issuances. The ability of the Company to satisfy that portion of the Unpaid Fee Amount that is equivalent to the Payment Shares through the issuance of Common Stock as set forth above is conditioned upon satisfaction of each of the following:

i. The Registration Statement shall be effective in accordance with the provisions set forth herein and the Payment Shares are issued to Payee without restrictive legends.

ii. The Payment Shares shall not be subject to any contractual lock-ups.

iii. Registration Right. The Company hereby covenants and agrees to include, in a Registration Statement on Form S-1 or Registration Statement on Form S-3 that it files with the Commission for the public resale of shares of Common Stock (such Registration Statement, together with any prospectus, prospectus supplement or amendment thereto, the “Registration Statement”) a number of shares of Common Stock sufficient to cover the Payment Shares (subject to adjustment for any stock split, reverse stock split, or the like) which may be issuable to the Payee under this Agreement (the “Registrable Securities”). Company shall use reasonable best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable. Following effectiveness of the Registration Statement, Company shall use reasonable best efforts to keep the Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the date that all Registrable Securities covered by the Registration Statement shall be disposed of pursuant to the Registration Statement.

4. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5. Confidentiality. The Company shall hold and shall cause its affiliates and representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, the existence and subject matter of this Repayment Agreement. The Company shall not make any public disclosure or permit any of its representatives or affiliates to make any public disclosure (whether or not in response to an inquiry) of the existence or subject matter of this Agreement unless previously approved by Payee in writing. In the event that the Company believes that it is required to disclose any such confidential information pursuant to applicable Laws, the Company shall give timely written notice to Payee so that Payee may have an opportunity to obtain a protective order or other appropriate relief.

6. Addresses for Notices, etc. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the day of transmission if sent by confirmed electronic transmission during normal business hours, or if sent outside of business hours, then the business day following the date of transmission by confirmed electronic transmission, or four (4) business days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the Company or Payee, as set forth below, or at such other address as the Company or the Payee may designate by advance written notice to the other parties hereto.

If to the Company:	Banzai International, Inc. 435 Ericksen Ave, Suite 250 Bainbridge Island, Washington 98110 Attn: Joe Davy Email:

If to the Payee:

Houlihan Capital, LLC 200 W. Madison Street, Suite 2150 Chicago, IL 60606 Donna Kwon

IN WITNESS WHEREOF, the undersigned have caused this Repayment Agreement to be executed by its duly authorized officers as of the date first written above.

Company:

BANZAI INTERNATIONAL, INC.

By:	/s/ Joe Davy
Name:	Joseph Davy
Title:	Chief Executive Officer

PAYEE:

Houlihan Capital, LLC

By:
Name:	Donna Kwon
Title:	Vice President, Controller

Exhibit A

Payment	Date	Amount
Payment 1	16-June-25	$21,500.00
Payment 2	16-July-25	$21,500.00
Payment 3	1-Aug-25	$21,500.00